                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77C

    (a) A Special Meeting of the Shareholders of Manufacturers Investment Trust (the "Trust) was held at the Trust's principal office at 73 Tremont Street, Boston Massachusetts on December 19, 2001 at 10:00 a.m.

    (b)      Not Applicable

    (c)      Proposals

Proposal 1

Approval of an Amended Advisory Agreement between the Trust and Manufacturers Securities Services, LLC ("MSS" or the "Adviser") adding advisory fee breakpoints and, in the case of the Large Cap Growth Trust, Quantitative Equity Trust and U.S. Government Securities Trust, increasing advisory fee rates before certain breakpoints. (Shareholders of the Internet Technologies Trust, Pacific Rim Emerging Markets Trust, Science & Technology Trust, International Small Cap Trust, Aggressive Growth Trust, Emerging Small Company Trust, Dynamic Growth Trust, Mid Cap Stock Trust, All Cap Growth Trust, International Stock Trust, International Value Trust, Global Equity Trust, Growth Trust, Large Cap Growth Trust, Quantitative Equity Trust, Blue Chip Growth Trust, Value Trust, Tactical Allocation Trust, Growth & Income Trust, Equity-Income Trust, High Yield Trust, Strategic Bond Trust, Global Bond Trust, Total Return Trust, Investment Quality Bond Trust and U.S. Government Securities Trust voted separately on Proposal 1.)

Proposal 2

Approval of a Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 pursuant to which each Portfolio will pay MSS, as the Trust's distributor, a fee ("12b-1 fee") at an annual rate of 0.15% of the Portfolio's average daily net assets which MSS may use for expenses relating to the distribution of shares of, and administrative and other services provided to investors in, the Portfolio. (Shareholders of each Portfolio except the Equity Index Trust and the Lifestyle Trusts voted separately on Proposal 2).

Proposal 3

Approval of an Amended Subadvisory Agreement with Manufacturers Adviser Corporation ("MAC") (the "Amended MAC Subadvisory Agreement") for the Pacific Rim Emerging Markets Trust, Quantitative Equity Trust and Money Market Trust changing the subadvisory fee rates for those Portfolios. (Shareholders of the Pacific Rim Emerging Markets Trust, Quantitative Equity Trust and Money Market Trust voted separately on Proposal 3).

Proposal 4

Approval of a Change in the Classification of the Real Estate Securities Trust from "Diversified" to "Non-Diversified". (Shareholders of the Real Estate Securities Trust voted on Proposal 4).

At the meeting, all proposals were approved by shareholders of each Portfolio. The number of votes cast FOR or AGAINST or which ABSTAINED from voting is set forth below for each proposal:

                                                                                 SHARES
           ----------------                          ----------------------------------------------------------------
               PORTFOLIO                                     FOR                   AGAINST               ABSTAINED
           ----------------                          ----------------         ---------------         ---------------
             PROPOSAL 1

           Internet Technologies Trust                   8,422,904                 825,027                 611,356
           Pacific Rim Emerging Markets
           Trust                                         8,365,952                 694,881                 598,801
           Science & Technology Trust                   44,200,917               6,958,512               4,230,899
           International Small Cap Trust                10,970,295               1,416,963               1,117,111
           Aggressive Growth Trust                      18,131,227               2,861,751               1,688,286
           Emerging Small Company Trust                 13,610,508               2,265,375               1,179,017
           Dynamic Growth Trust                         21,272,008               3,041,206               2,022,611

           Mid Cap Stock Trust                          10,504,866               1,530,719                 908,404
           All Cap Growth Trust                         35,063,837               4,966,627               3,673,952
           International Stock Trust                    22,550,361               3,033,003               1,739,192
           International Value Trust                    15,831,198               1,162,524               1,602,960
           Global Equity Trust                          33,803,316               4,019,559               3,672,774
           Growth Trust                                 29,373,434               3,992,905               2,517,509
           Large Cap Growth Trust                       38,278,863               6,343,302               3,757,707
           Quantitative Equity Trust                    21,106,447               3,234,959               1,705,451
           Blue Chip Growth Trust                       83,516,150              11,091,736               8,211,222
           Value Trust                                  17,197,389               2,647,778               1,779,958
           Tactical Allocation Trust                     4,947,288                 725,912                 782,329
           Growth & Income Trust                        81,760,613              10,237,477               8,256,387
           Equity-Income Trust                          59,891,602               7,526,585               6,250,364
           High Yield Trust                             24,532,748               2,879,295               2,790,015
           Strategic Bond Trust                         22,927,813               2,649,220               2,576,039
           Global Bond Trust                             7,517,794                 647,448                 818,523
           Total Return Trust                           37,309,269               5,629,205               3,763,785
           Investment Quality Bond Trust                28,268,696               3,535,035               2,215,127
           U.S. Government Securities Trust             29,055,632               5,487,751               3,391,813

             PROPOSAL 2

           Internet Technologies Trust                   7,916,548               1,322,503                 620,236
           Pacific Rim Emerging Markets
           Trust                                         8,189,304                 794,241                 676,089
           Telecommunications Trust                      1,067,664                 542,523                  20,352
           Science and Technology Trust                 43,877,735               7,325,699               4,186,895

           Proposal 2, continued

           International Small Cap Trust                10,998,450               1,416,133               1,089,786
           Health Sciences Trust                         2,311,980                 208,811                 180,252
           Aggressive Growth Trust                      18,080,305               2,921,361               1,679,598
           Emerging Small Company Trust                 13,351,254               2,383,705               1,319,941
           Small Company Blend Trust                    11,313,763               1,350,059                 724,313
           Dynamic Growth Trust                         21,868,241               2,781,722               1,685,862
           Mid Cap Growth Trust                          1,992,784                 341,817                 264,276
           Mid Cap Opportunities Trust                   2,146,112                 295,416                 171,773
           Mid Cap Stock Trust                          10,462,281               1,585,649                 896,059
           All Cap Growth Trust                         34,591,521               5,382,952               3,729,943
           Financial Services Trust                      1,373,789                 113,874                 106,250
           Overseas Trust                               40,480,046               5,482,993               3,913,456
           International Stock Trust                    22,125,479               3,346,509               1,850,567
           International Value Trust                    15,641,212               1,332,532               1,622,938
           Capital Appreciation Trust                    3,583,108                 237,470                 302,616
           Strategic Opportunities Trust                69,132,673               9,367,514               7,344,475
           Quantitative Mid Cap Trust                    6,038,511               3,127,895                 268,600
           Global Equity Trust                          34,008,210               3,847,745               3,639,694
           Strategic Growth Trust                        5,410,264                 648,192                 481,150
           Growth Trust                                 29,090,899               4,263,705               2,529,244
           Large Cap Growth Trust                       38,577,585               5,835,701               3,966,587
           All Cap Value Trust                           1,077,295                 122,962                 125,022
           Capital Opportunities Trust                   2,229,108                 138,277                 118,681

           Quantitative Equity Trust                    20,497,182               3,778,028               1,771,648
           Blue Chip Growth Trust                       83,553,653              11,195,804               8,069,650
           Utilities Trust                               1,468,924                 144,363                 104,483
           Real Estate Securities Trust                 11,163,362               1,553,120               1,236,880
           Small Company Value Trust                    11,248,159               1,440,065                 926,788
           Mid Cap Value Trust                           3,025,216                 653,014                 412,334
           Value Trust                                  17,143,477               2,571,252               1,910,396
           Tactical Allocation Trust                     5,108,964                 754,816                 591,749
           Fundamental Value Trust                       5,230,741                 653,808                 443,571
           Growth & Income Trust                        81,279,105              10,727,443               8,247,930
           U.S. Large Cap Value Trust                   30,993,087               4,223,509               3,202,757
           Equity-Income Trust                          60,130,984               7,617,456               5,920,110
           Income and Value Trust                       44,724,843               4,467,941               5,181,845
           Balanced Trust                               10,287,769               1,752,701                 854,403
           High Yield Trust                             24,931,286               2,686,357               2,584,415
           Strategic Bond Trust                         22,886,397               2,729,043               2,537,632
           Global Bond Trust                             7,409,619                 730,865                 843,281
           Total Return Trust                           37,819,521               5,260,092               3,622,647
           Investment Quality Bond Trust                28,243,547               3,440,959               2,334,352
           Diversified Bond Trust                       20,109,517               2,285,487               2,881,965
           U.S. Government Securities Trust             29,527,882               4,821,765               3,585,549
           Small Cap Index Trust                         3,033,007                 599,955                 176,840
           International Index Trust                     3,872,631               1,219,329                 379,105
           Mid Cap Index Trust                           3,244,975                 578,720                 190,372
           Total Stock Market Index Trust                5,231,417               1,293,501                 477,090
           Money Market Trust                          108,035,572              18,162,825              16,077,571
           500 Index Trust                              55,262,701              13,066,648               5,969,213
           Small-Mid Cap Growth                            240,000                      --                      --
           Small-Mid Cap                                   241,213                      --                      --
           International Equity Select                     240,116                      --                      --
           Select Growth                                   241,196                      --                      --
           Global Equity Select                            241,092                      --                      --
           Core Value Trust                                242,410                      --                      --
           High Grade Bond                                 244,709                      --                      --


             PROPOSAL 3

           Pacific Rim Emerging Markets Trust            8,199,052                 796,395                 664,187
           Quantitative Equity Trust                    20,788,730               3,390,517               1,867,610
           Money Market Trust                          105,811,373              20,438,471              16,026,124

             PROPOSAL 4

           Real Estate Securities Trust                 11,679,250               1,043,327               1,230,784


   (d) Not Applicable